UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
PRAXIS PRECISION MEDICINES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2026
Dear Praxis Stockholders:
I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Praxis Precision Medicines, Inc. (the “Company”), which will be held virtually on June 10, 2026 at 9:00 a.m. Eastern Time. You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/PRAX2026, where you will be able to vote electronically and submit questions. The enclosed Notice of 2026 Annual Meeting of Stockholders and proxy statement contain details regarding the business to be conducted at the Annual Meeting.
2025 was a year of meaningful progress and one that deepened our conviction in our portfolio, our people and the road ahead. We have entered 2026 with a robust pipeline and a series of upcoming regulatory and clinical milestones that we believe could be transformative for Praxis, our stockholders and, most importantly, the patients who have waited too long for better options.
We are grateful for your partnership on this journey. On behalf of our Board of Directors, thank you for your continued support of our mission to deliver life-altering treatments to patients.

Sincerely,

Marcio Souza
President and Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Eastern Time

Date	Wednesday, June 10, 2026

Place	Online at www.virtualshareholdermeeting.com/PRAX2026

Purpose
1.To elect Gregory Norden, Marcio Souza and William Young as Class III members of the Board of Directors of Praxis Precision Medicines, Inc. (the “Company”) to serve until the Company’s 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal;
2.To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers; and
4.To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Record Date	The Board of Directors has fixed the close of business on April 15, 2026 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet, by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of our Board of Directors,

Alex Nemiroff
Corporate Secretary
Boston, Massachusetts
April 30, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2026: The Notice of 2026 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available for viewing, printing and downloading at www.proxyvote.com.

PRAXIS PRECISION MEDICINES, INC.
99 High Street, 30th Floor
Boston, Massachusetts 02110
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2026
This proxy statement contains information about the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), of Praxis Precision Medicines, Inc., which will be held virtually on June 10, 2026 at 9:00 a.m. Eastern Time. You can attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PRAX2026, where you will be able to listen to the meeting live, submit questions and vote. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. The Board of Directors of Praxis Precision Medicines, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Praxis,” “the Company,” “we,” “us,” and “our” refer to Praxis Precision Medicines, Inc. The mailing address of our principal executive offices is Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110.
This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2025, available to stockholders for the first time on or about April 30, 2026.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
    We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 30, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). Our proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, this proxy statement, the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), will be mailed or made available to stockholders on the Internet on the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our Annual Meeting materials. Therefore, the Notice and Access Card was mailed to holders of record and beneficial owners of our common stock starting on or about April 30, 2026. The Notice and Access Card provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2025 Annual Report, on the website referred to in the Notice and Access Card or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice and Access Card also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and Access Card and our Notice of 2026 Annual Meeting of Stockholders, this proxy statement and our 2025 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 15, 2026.
How many votes can be cast by all stockholders?
There were 27,872,305 shares of our common stock, par value $0.0001 per share, outstanding on April 15, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 15, 2026.
How do I vote my shares?
    If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. If you vote on the Internet, you may also request electronic delivery of future proxy materials.
•By Telephone. Call 1-800-690-6903 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.
•By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you vote by telephone or by Internet, you do not have to return your proxy card.
•By Internet at the Annual Meeting. You can vote at the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PRAX2026.
If your shares of common stock are held in street name (i.e., held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee on how to vote your shares. If you would like to vote your shares online at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number to attend the Annual Meeting.
How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PRAX2026. The webcast will start at 9:00 a.m. Eastern Time on June 10, 2026. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice and Access Card and on your proxy card. If your shares are held in street name, you should review any instructions accompanying your proxy materials for information on how to attend the Annual Meeting or contact your broker or other nominee to obtain that information.
What if I have technical difficulties or trouble accessing the Annual Meeting?
        If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
What are the Board of Director’s recommendations on how to vote my shares?
    The Board of Directors recommends a vote:
Proposal 1: FOR election of the Class III director nominees;
Proposal 2: FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
Proposal 3: FOR approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and Access Card and proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We plan to engage a proxy solicitor and estimate paying customary fees for these services up to $17,500, plus reimbursement for out-of-pocket expenses, though the costs of the proxy solicitation process may be higher or lower than our estimate.
How is my vote counted?

Under our amended and restated bylaws (the “Bylaws”), any proposal other than an election of directors (which is determined by a plurality of the votes properly cast on the election of directors) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) or our Bylaws. Abstentions, or a vote withheld in the case of the election of directors and broker “non-votes” are not considered to be votes cast and, therefore, do not have an impact on the proposals. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions.
What does it mean if I receive more than one proxy card or voting instructions from brokers or other nominees?
        It means that you have multiple accounts at the transfer agent or with brokers or other nominees. Please complete and return all proxy cards or vote on the Internet or by phone for each proxy card you received, and provide voting instruction forms to your broker or other nominee to ensure that all of your shares are voted.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. The election of directors (Proposal 1) and the advisory (non-binding) vote on the compensation of our named executive officers (Proposal 3) are non-routine matters. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker or other nominee about how to submit your voting instructions to them at the time you receive this proxy statement. If you would like to vote your shares online at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number to attend the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and Access Card and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or by telephone, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.
If a broker or other nominee holds your shares, you must contact such broker or nominee in order to find out how to change your vote.
How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers or other nominees who do not return a signed and dated proxy, vote their shares on the Internet or by telephone or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions, votes withheld and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
Could other matters be decided at the Annual Meeting?
        The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Annual Meeting?
        We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (the Form “8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Gregory Norden, Marcio Souza and William Young are the directors whose terms expire at this Annual Meeting and each has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class III director of the Company until the 2029 annual meeting of stockholders and until their respective successor is duly elected or until their earlier death, resignation or removal.
Our Board of Directors has nominated Gregory Norden, Marcio Souza and William Young for election as the Class III directors at the Annual Meeting. The nominees are currently directors and have each consented to serve as our directors if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
The biographies of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Praxis. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors and our Nominating and Corporate Governance Committee to the conclusion that each such person should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to Praxis and our Board of Directors. There are no material legal proceedings in which our nominees or any of our continuing directors is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted in favor of the above nominees. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
Vote Required
The election of the Class III directors will be determined by a plurality of the votes properly cast. This means that the three nominees for Class III directors who receive the most votes will be elected. You may vote either FOR each nominee or WITHHOLD your vote from each nominee. Votes that are withheld will have no effect on the results of this vote. Brokerage firms do not have authority to vote your unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by you and held by a brokerage firm will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS III DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Nominees for Election as Class III Directors
The following table identifies our director nominees, and is followed by biographical information as of April 30, 2026.

Name	Positions and Offices Held with Praxis	Director Since	Age
Gregory Norden	Director	2019	68
Marcio Souza	President, Chief Executive Officer, Director	2020	47
William Young	Director	2016	81
Gregory Norden has served as a member of our Board of Directors since March 2019. Mr. Norden is the former Chief Financial Officer of Wyeth Pharmaceuticals Inc. and has served as the Managing Director of G9 Capital Group LLC, which invests in early stage ventures and provides corporate advisory services, since 2010. Mr. Norden currently serves on the boards of directors of Zoetis Inc. (NYSE: ZTS) and Royalty Pharma plc (NASDAQ: RPRX). Mr. Norden previously served on the boards of directors of Human Genome Sciences, Inc., Univision, Welch Allyn and NanoString Technologies, Inc. Mr. Norden received a B.S. in Management and Economics from the State University of New York at Plattsburgh and an M.S. in Accounting from LIU Post. We believe Mr. Norden is qualified to serve on our Board of Directors because of his background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries, as well as his public company board experience.
Marcio Souza has served as a member of our Board of Directors and our President and Chief Executive Officer since April 2020. Prior to joining us, Mr. Souza was at PTC Therapeutics, Inc. (“PTC”) where he served as its Chief Operating Officer from May 2017 to April 2020 and its Senior Vice President and Head of Product Strategy from July 2016 to May 2017. Prior to joining PTC, Mr. Souza served in positions of increasing responsibility at NPS Pharmaceuticals, Inc., Shire Human Genetic Therapies Inc. and Sanofi Genzyme Corporation. Mr. Souza currently serves on the board of directors of Remagine Labs, a private company. Mr. Souza previously served on the boards of directors of Spyre Therapeutics, Inc. (previously Aeglea BioTherapeutics, Inc.) and Clearpoint Neuro, Inc. (previously MRI Interventions, Inc.). Mr. Souza received a degree in pharmacy and biochemistry with a specialization in toxicology and clinical analysis from the University of São Paulo and an M.B.A. from Fundação Dom Cabral. We believe Mr. Souza is qualified to serve on our Board of Directors because of his business and leadership experience in the life sciences industry and his scientific background.
William Young has served as a member of our Board of Directors since December 2016. Mr. Young is an Executive Advisor with Blackstone Life Sciences, which he joined in November 2018. Prior to its acquisition by Blackstone, Mr. Young joined Clarus Ventures LLC in March 2010 and held various roles, including Venture Partner, Senior Advisor and portfolio company board member. Prior to joining Clarus, Mr. Young was chairman of the board of directors and Chief Executive Officer of Monogram Biosciences Inc. from 2000 until its acquisition by Laboratory Corporation of America Holdings in 2009. Previously, Mr. Young spent 20 years at Genentech, Inc. in roles of increasing responsibility, culminating as Chief Operating Officer from 1997 to 1999. Mr. Young currently serves as a member of the board of directors of Autolus Therapeutics plc (NASDAQ: AUTL). Mr. Young previously served as the chairman of the board of directors of Annexon, Inc., and as a member of the boards of directors of Vertex Pharmaceuticals Inc., BioMarin Pharmaceutical Inc., Theravance BioPharma, Inc. and NanoString Technologies, Inc. Mr. Young founded the Young Institute for advanced manufacturing of pharmaceuticals at Purdue University and chairs its advisory council. Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young received a B.S. in Chemical Engineering from Purdue University and an M.B.A. from Indiana University in Marketing and Finance and holds an honorary doctorate in Engineering from Purdue University. We believe Mr. Young is qualified to serve on our Board of Directors because of his scientific background, business experience and his service on the board of directors of other life sciences companies.

Directors Continuing in Office
The following table identifies our continuing directors, and is followed by biographical information about each of them as of April 30, 2026.

Name	Positions and Offices Held with Praxis	Director Since	Class and Year in Which Term Will Expire	Age
Jill DeSimone	Director	2022	Class I—2027	70
Dean Mitchell	Chairman, Director	2020	Class I—2027	70
Stuart Arbuckle	Director	2026	Class II—2028	60
Jeffrey Chodakewitz, M.D.	Director	2019	Class II—2028	70
Merit Cudkowicz, M.D.	Director	2020	Class II—2028	63
Jeffrey Kindler	Director	2026	Class II—2028	70
Class I Directors (term expires at the 2027 Annual Meeting of Stockholders)
Jill DeSimone has served as a member of our Board of Directors since May 2022. Ms. DeSimone served as President of U.S. Oncology at Merck & Co., Inc. (“Merck”) from 2014 to May 2022. During her time at Merck, Ms. DeSimone also temporarily served as Interim President of U.S. Pharma to help navigate the business through the COVID-19 pandemic. Prior to joining Merck, she served as Senior Vice President of Global Women’s Health at Teva Pharmaceutical Industries Ltd (“Teva”) from 2012 to 2014. Prior to her time at Teva, Ms. DeSimone served in several roles of increasing responsibility at Bristol Myers-Squibb from 1980 to 2012, including Senior Vice President of Oncology and Senior Vice President of Commercial Operations. Ms. DeSimone currently serves on the board of directors of Indegene Limited, a digital-first life sciences commercialization company publicly listed in India. Ms. DeSimone previously served on the boards of directors of Kinnate Biopharma, Inc. (acquired by XOMA Corporation in 2024), Oncternal Therapeutics, Inc. (ceased operations following asset sale in 2025), iTeos Therapeutics, Inc. (acquired by Concentra Biosciences in 2025) and Affini-T Therapeutics, Inc. (ceased operations in 2025). Ms. DeSimone also serves as a board member for the Florida Cancer Specialists Foundation and Swim Across America, nonprofit organizations focused on cancer patient support and research. Ms. DeSimone received a B.S. in pharmacy from Northeastern University and completed a fellowship with the Wharton School of the University of Pennsylvania. We believe Ms. DeSimone is qualified to serve on our Board of Directors because of her leadership and extensive business experience in the pharmaceutical industry.
Dean Mitchell has served as chairman of our Board of Directors since September 2020. He served as executive chairman of the board of directors of Covis Pharma Holdings S.à.r.l., a specialty pharmaceutical company, from August 2013 until its sale in March 2020 and was chairman of PaxVax Corporation, a biotechnology company, from January 2016 until its sale in October 2018. Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004, he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company. Prior to Bristol-Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell currently serves on the board of directors of Theravance Biopharma, Inc. (NASDAQ: TBPH). He also serves as chairman of the board of directors of Recode Therapeutics, a private company. Mr. Mitchell previously served on the boards of directors of ImmunoGen Inc., Kinnate Biopharma Inc. and Precigen, Inc. Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in Biology from Coventry University. We believe Mr. Mitchell is qualified to serve on our Board of Directors because of his management experience in the pharmaceutical and biotherapeutics industries and his experience as a president, chief executive officer and board member of multiple biotechnology companies.
Class II Directors (term expires at the 2028 Annual Meeting of Stockholders)
Stuart Arbuckle has served as a member of our board of directors since January 2026. Mr. Arbuckle previously served as the Executive Vice President and Chief Operating Officer of Vertex Pharmaceuticals Incorporated (“Vertex”) from August 2021 to July 2025, where he was responsible for the company’s Global Commercial team, Portfolio and Program Management, Human Resources and Corporate Communications. Prior to that role, he served as Executive Vice President and Chief Commercial Officer at Vertex from September 2012 to March 2021. Prior to joining Vertex, Mr. Arbuckle held several commercial leadership positions at Amgen Inc., including leading sales and marketing efforts for Amgen Inc.’s portfolio of cancer medicines and as Vice President and Regional General Manager at Amgen Inc., where he led efforts to expand the company’s presence in Asia, the Middle East, and Africa. Prior to these roles, Mr. Arbuckle spent 15 years at GlaxoSmithKline plc, where he held sales and marketing roles for medicines aimed at treating metabolic, respiratory, musculoskeletal, cardiovascular and other diseases. Mr. Arbuckle currently serves on the boards of directors of Rhythm Pharmaceuticals, Inc. (NASDAQ: RYTM) and Alnylam Pharmaceuticals, Inc. (NASDAQ: ALNY). Mr. Arbuckle previously served as member of the board of directors of ImmunoGen, Inc. Mr. Arbuckle holds a BSc in Pharmacology and Physiology from the University of Leeds in the United Kingdom. We believe Mr. Arbuckle is qualified to serve on our Board of Directors because of his significant leadership experience in the biopharmaceutical industry, including executive roles that drove commercial growth.
Jeffrey Chodakewitz, M.D., has served as a member of our Board of Directors since April 2021. Dr. Chodakewitz has served as an advisory partner for Ascenta Capital, a life sciences investment firm, since December 2022. He previously served as a senior advisor to Blackstone Life Sciences, a life sciences private equity firm from March 2019 to January 2022. From April 2018 through March 2019, he served as Executive Vice President, Clinical Medicine and External Innovation, at Vertex Pharmaceuticals, Inc. (“Vertex”). Prior to that role, Dr. Chodakewitz held the roles of Chief Medical Officer and Executive Vice President, Global Medicines Development and Medical Affairs at Vertex from January 2014 to April 2018 and was a member of the Vertex Executive Committee. Prior to Vertex, Dr. Chodakewitz spent over 20 years at Merck & Co. serving in several positions, including leadership roles as Head of Infectious Diseases and Vaccines Global Development, Senior Vice President of Global Scientific Strategy (infectious disease, respiratory & immunology), Vice President of Early-Stage Development and Senior Vice President of Late-Stage Development. Dr. Chodakewitz currently serves on the boards of directors of Adicet Bio, Inc. (NASDAQ: ACET) and Schrödinger, Inc. (NASDAQ:SDGR). Dr. Chodakewitz previously served on the board of directors of Freeline Therapeutics Holdings plc. Dr. Chodakewitz received a B.S. in Biochemistry cum laude from Yale University and an M.D. from the Yale University School of Medicine. We believe Dr. Chodakewitz is qualified to serve on our Board of Directors because of his extensive business and leadership experience working in the biotechnology industry.
Merit Cudkowicz, M.D., has served as a member of our Board of Directors since April 2021. Dr. Cudkowicz has served as the inaugural Executive Director of the Massachusetts General Brigham Neuroscience Institute since February 2025. She previously served as the Chair of Neurology at Massachusetts General Hospital from 2012 to January 2025. Dr. Cudkowicz is the Director of the Sean M. Healey & AMG Center for ALS and Director and the Julieanne Dorn Professor of Neurology at Harvard Medical School. A member of the National Academy of Medicine, she has led innovations to accelerate the development of treatments for people with neurological disorders such as ALS, including the first platform trial in ALS, and serving in a senior role in the research and development of the first antisense oligonucleotide treatment for a neurological disorder. Dr. Cudkowicz is also the principal investigator of the Clinical Coordination Center for the National Institute of Neurological Disorders and Stroke’s Neurology Network of Excellence in Clinical Trials, or NeuroNEX. Dr. Cudkowicz received a B.S. in Chemical Engineering from Massachusetts Institute of Technology, an M.D. from Harvard Medical School and a MSc. in Clinical Epidemiology from Harvard School of Public Health. We believe Dr. Cudkowicz is qualified to serve on our Board of Directors because of her extensive medical background and experience.
Jeffrey Kindler, J.D., has served as a member of our board of directors since January 2026. Mr. Kindler has served as Chief Executive Officer of Centrexion Therapeutics Corp., a private biopharmaceutical company, since October 2013, and as Founding Partner and Co-Chair of the Pioneer Collective, a leadership accelerator for healthcare C-suite executives, since January 2024. He previously served as Senior Advisor to Blackstone Group, an investment firm, from June 2020 to September 2025, and as Venture Partner at Artis Ventures, a venture investment firm from January 2020 to February 2024. Mr. Kindler previously served as Chairman and Chief Executive Officer of Pfizer Inc. from 2006 to 2010. He joined Pfizer in 2002 as Executive Vice President and General Counsel and, prior to his appointment as Chief Executive Officer, served as a Vice Chairman responsible for Pfizer’s corporate affairs. Prior to Pfizer, Mr. Kindler served as Executive Vice President and General Counsel at McDonald’s Corporation, President at Partner Brands and Vice President of Litigation and Legal Policy at the General Electric Company. Mr. Kindler is a member of the boards of directors of Perrigo Company plc (NYSE: PRGO), Precigen, Inc. (NASDAQ: PGEN), Terns Pharmaceuticals, Inc. (NASDAQ: TERN) and Lupin Limited, a transnational pharmaceutical company. Mr. Kindler previously served on the boards of directors of vTv Therapeutics Inc., PPD, Inc., and SIGA Technologies, Inc. Mr. Kindler received his undergraduate degree from Tufts University and J.D. from Harvard Law School. We believe Mr. Kindler is qualified to serve on our board of directors because of his extensive leadership experience as both an executive and director within the biopharmaceutical industry.

Executive Officers
The following table identifies our executive officers, and is followed by biographical information about each of them as of April 30, 2026.

Name	Position Held with Praxis	Officer Since	Age
Timothy Kelly	Chief Financial Officer	2021	53
Alex Nemiroff, J.D.	General Counsel, Corporate Secretary	2020	47
Megan Sniecinski	Chief Operating Officer	2026	45
Marcio Souza(1)	President, Chief Executive Officer, Director	2020	47
______________________________
(1)Mr. Souza is also a director of the Company and his biographical information appears under “Nominees for Election as Class III Directors” above.
Timothy Kelly has served as our Chief Financial Officer since May 2021. Prior to his role as Chief Financial Officer, Mr. Kelly served as Chief Financial Officer of Foundation Medicine, Inc. from 2019 to April 2021. In this position, he led the finance and corporate management teams, providing strategic leadership and oversight for the corporate functions, which included accounting and tax, billing and reimbursement, procurement, corporate development, project management and financial planning and analysis. Prior to his time at Foundation Medicine, Mr. Kelly served in several finance roles of increasing responsibility at the F. Hoffman-La Roche AG, or Roche, and Genentech (before being acquired by Roche in 2009) from 2003 to 2019, including finance and corporate services director for Roche Pharma in the United Kingdom from 2017 to 2019 and head of group strategic planning for the Roche Group in Switzerland from 2013 to 2017. Mr. Kelly holds a B.A. in economics from the College of William and Mary and an M.B.A. from the Columbia Business School.
Alex Nemiroff, J.D., has served as our General Counsel since June 2020. Prior to his role as General Counsel, Mr. Nemiroff served as our Vice President of Legal from January 2020 to June 2020. Mr. Nemiroff was also a co-founder of RogCon, Inc. and RogCon U.R., Inc., and he has served as both entities’ Chief Executive Officer since inception in November 2015. Mr. Nemiroff has experience working in commercial and securities litigation while at Greenberg Traurig LLP, and served as law clerk to the Honorable Paul C. Huck of the United States District Court for the Southern District of Florida. Mr. Nemiroff received a B.B.A from the University of Michigan’s Ross School of Business, and a J.D. from Northwestern University School of Law.
Megan Sniecinski has served as our Chief Operating Officer since January 2026, and previously served as our Chief Business Officer from December 2021 through December 2025. Prior to joining Praxis, she served as Chief Business Officer at BioCryst Pharmaceuticals from July 2019 to August 2021, overseeing corporate development, global medical affairs, program management and global supply chain. From 2017 to 2019, she was senior vice president of business operations and program management at PTC Therapeutics, Inc. (“PTC”), where she established, led and grew the program management function and led business development during the company’s transition toward becoming a fully integrated, commercial stage organization. Before joining PTC, Ms. Sniecinski spent more than a decade at Merck serving in a diverse set of operational and strategic roles supporting their manufacturing operations, commercial and G&A divisions, with increasing responsibility, culminating as director of business development and strategic partnerships at Merck Vaccines. Ms. Sniecinski received a B.S. in chemical engineering from the University of Virginia and an M.B.A. from the Wharton School of the University of Pennsylvania.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
Praxis’ stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2019.
The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of Ernst & Young LLP to our stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Praxis and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary voting power on this proposal, we do not expect any broker non-votes with respect to this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to cast a non-binding, advisory vote on the compensation of our named executive officers as described in the proxy statement pursuant to the applicable compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and compensation tables and narrative discussion. This advisory vote is commonly referred to as a “Say-on-Pay vote” and is required by Section 14A of the Securities Exchange Act of 1934, as amended.
As described in the sections of this proxy statement entitled “Compensation Discussion and Analysis” and “Executive Compensation,” we have developed a compensation program that is designed to attract, motivate, incentivize and retain our executive officers responsible for our success and motivate senior management to enhance long-term stockholder value. The executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of our executive officers with the interests of our stockholders. The primary elements of our executive compensation program are base salary, annual bonuses based on the achievement of certain pre-determined corporate performance objectives and individual performance and long-term equity-based compensation awards. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our executive officers to exert their best efforts for our success.
Our Board of Directors is asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and compensation tables and narrative discussion in this proxy statement. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”
As the Say-on-Pay vote is advisory, it will not be binding on our Board of Directors or our Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and our Compensation Committee will consider the outcome of this vote when evaluating our executive compensation policies and practices and making future compensation decisions.
At our 2022 Annual Meeting of Stockholders held on May 26, 2022, our stockholders recommended, on an advisory basis, that the stockholders vote on the compensation of our named executive officers occur every year. In light of such recommendation, our Board of Directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at the Annual Meeting) is expected to occur at the 2027 Annual Meeting of Stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT FOR THE 2026 ANNUAL MEETING, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE
Board Composition
Our Board of Directors currently consists of nine members. In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes—Class I, Class II and Class III—with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Dean Mitchell and Jill DeSimone, and their terms will expire at the annual meeting of stockholders to be held in 2027;
•the Class II directors are Stuart Arbuckle, Jeffrey Chodakewitz, M.D., Merit Cudkowicz, M.D. and Jeffrey Kindler, and their terms will expire at the annual meeting of stockholders to be held in 2028; and
•the Class III directors are Gregory Norden, Marcio Souza and William Young, and their terms will expire at the Annual Meeting.
Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides, subject to certain rights, if any, of any series of our preferred stock, that our directors may be removed only for cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote in an election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of our remaining directors then in office, even if less than a quorum of the Board of Directors.
Director Independence
Applicable Nasdaq Stock Market LLC (“Nasdaq”) rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy additional independence criteria set forth in the Nasdaq rules. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq independence definition also includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, the Nasdaq rules require that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of our Board of Directors, except Mr. Souza, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Souza is not an independent director under these rules because he is an executive officer of the Company.
Board of Directors Meetings and Attendance
Our Board of Directors held eight meetings during 2025. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages directors to attend the annual meeting of stockholders. Five out of seven of our then-incumbent directors attended our annual meeting of stockholders held in 2025.

Board of Directors Committees
Our Board of Directors established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is posted on the corporate governance section of our website, https://investors.praxismedicines.com/corporate-governance/governance-overview.
In addition, our Board of Directors established a Science and Technology Committee to advise the members of our management and provide oversight and input regarding our research and clinical development strategies. The Science and Technology Committee operates pursuant to the authority granted to it by our Board of Directors. Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Praxis or to discharge specific duties delegated by the full Board of Directors.
The table below shows current membership for each of the standing committees of our Board of Directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Gregory Norden*	William Young*	Jeffrey Chodakewitz, M.D.*	Merit Cudkowicz, M.D.*
Merit Cudkowicz, M.D.	Stuart Arbuckle	Jill DeSimone	Stuart Arbuckle
Jill DeSimone	Dean Mitchell	Jeffrey Kindler	Jeffrey Chodakewitz, M.D.
Jeffrey Kindler	Gregory Norden	William Young	Dean Mitchell
* Denotes committee chair
Audit Committee
Gregory Norden, Merit Cudkowicz, Jill DeSimone and Jeffrey Kindler serve on the Audit Committee, which is chaired by Gregory Norden. Our Board of Directors has determined that Gregory Norden, Merit Cudkowicz, Jill DeSimone and Jeffrey Kindler are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Gregory Norden as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
•appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
• reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
During the fiscal year ended December 31, 2025, the Audit Committee met four times.

Compensation Committee
William Young, Stuart Arbuckle, Dean Mitchell and Gregory Norden serve on the Compensation Committee, which is chaired by William Young. Our Board of Directors has determined that William Young, Stuart Arbuckle, Dean Mitchell and Gregory Norden are “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities include:
•annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing and establishing our overall management compensation, philosophy and policy;
•overseeing and administering our compensation and similar plans;
•evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•retaining and approving the compensation of any compensation advisors;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•evaluating director compensation and making recommendations on director compensation to the Board of Directors;
•preparing the compensation committee report required by SEC rules to be included in our annual proxy statement; and
•reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
During the fiscal year ended December 31, 2025, the Compensation Committee met three times. Refer to “Compensation Discussion and Analysis” below for information regarding the role of executive officers and the compensation committee’s use of a compensation consultant in setting executive compensation.
Nominating and Corporate Governance Committee
Jeffrey Chodakewitz, Jill DeSimone, Jeffrey Kindler and William Young serve on the Nominating and Corporate Governance Committee, which is chaired by Jeffrey Chodakewitz. Our Board of Directors has determined that Jeffrey Chodakewitz, Jill DeSimone, Jeffrey Kindler and William Young are “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•developing and recommending to the Board of Directors criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;
•developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•overseeing the evaluation of our Board of Directors and management.
During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee did not meet. Although the Nominating and Corporate Governance Committee did not convene a formal meeting, its members conferred informally and approved by written consent recommendations to the Board of Directors concerning director independence and committee composition.
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:
•Nominees should demonstrate high standards of personal and professional ethics and integrity.
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Nominees should have skills that are complementary to those of the existing board.
•Nominees should have the ability to assist and support management and make significant contributions to Praxis’ success.
•Nominees should have an understanding of the fiduciary responsibilities that are required of a member of our Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities, which may include, but not be limited to, limiting service on other boards of directors to the extent such service is deemed to interfere with the time and energy required to serve our Board of Directors.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Assuming that biographical and background material has been provided on a timely basis in accordance with our Bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. Refer to “Stockholder Proposals” below for a discussion regarding submitting stockholder proposals.
Insider Trading Policy
Our Board has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to Praxis. A copy of the Insider Trading Policy is filed as an exhibit to our 2025 Annual Report, which was filed with the SEC on February 19, 2026.
Policy on Hedging of Company Securities
Our Insider Trading Policy also prohibits our officers and directors from engaging in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities (including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps and exchange funds, or otherwise engaging in transactions that are designed to hedge or offset decreases in the market value of our equity securities, provided that it does not limit director and officer participation in our stock option program). This prohibition applies to Company equity securities that are (i) granted to the officer or director by the Company as part of their compensation or (ii) held, directly or indirectly, by the officer or the director.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.praxismedicines.com/corporate-governance/governance-overview. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Form 8-K.
Board of Directors Leadership Structure and Board’s Role in Risk Oversight
Board of Directors Leadership Structure

The positions of our chairman of the board and chief executive officer are separated, with Mr. Souza serving as our Chief Executive Officer and Mr. Mitchell serving as the chairman of our Board of Directors. Separating these positions allows Mr. Souza to focus on our day-to-day business, while allowing Mr. Mitchell to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that Mr. Souza, as our Chief Executive Officer, must devote to his position in the current business environment, as well as the commitment required by Mr. Mitchell to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Role of the Board of Directors in Risk Oversight
Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through the standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including program and franchise risks and business continuity risks. Our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures, as well as monitoring compliance with legal and regulatory requirements, including consideration and approval or disapproval of any related person transactions. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.
Compensation Risk Assessment
We have assessed our compensation programs for all employees and concluded that our compensation policies and practices do not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Communication with the Directors of Praxis
Any interested party with concerns about our company may report such concerns to our Board of Directors or the chair of our Board of Directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Praxis Precision Medicines, Inc.
Attn: [Director]
99 High Street, 30th Floor
Boston, Massachusetts 02110
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Praxis’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Praxis’ legal counsel, with independent advisors, with non-employee directors, or with Praxis’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Praxis regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act. Praxis has also established a toll-free telephone number for the reporting of such activity, which is 877-306-7933.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following Compensation Discussion and Analysis describes the philosophy and structure of our 2025 executive compensation program, including background information regarding the compensation of our named executive officers (“NEOs”) listed below. This Compensation Discussion and Analysis is intended to be read in conjunction with the tables included in “Executive Compensation” immediately following this section, which provide further historical compensation information.
Our NEOs for the year ended December 31, 2025, which consist of our principal executive officer, our principal financial officer and our only other executive officer in 2025, were:
•Marcio Souza, our President and Chief Executive Officer;
•Timothy Kelly, our Chief Financial Officer; and
•Alex Nemiroff, our General Counsel.
Executive Summary
2025 Performance Highlights and Pay for Performance
We are a fully integrated, precision neuroscience biopharmaceutical company focused on central nervous system (“CNS”) disorders characterized by neuronal excitation-inhibition imbalance. Our science is rooted in genetic epilepsies, and we translate those insights into therapies with the potential to address conditions that have long resisted treatment. That work has produced a diversified, multimodal CNS portfolio spanning movement disorders and epilepsy, anchored by four late-stage product candidates: ulixacaltamide for the treatment of essential tremor (“ET”); relutrigine for the treatment of SCN2A developmental and epileptic encephalopathy (“DEE”), SCN8A DEE and broader DEEs; vormatrigine for the treatment of common epilepsies, including focal onset seizures and generalized epilepsy; and elsunersen for the treatment of early onset SCN2A DEE.
The portfolio reflects years of investment, decision-making and execution in one of the most demanding therapeutic areas in medicine. CNS programs fail at disproportionately high rates relative to other areas of drug development, and the path from genetic insight to approved therapy requires years of sustained scientific, clinical and regulatory rigor under conditions of deep uncertainty. Pivotal study failures are common even for well-designed programs with compelling early clinical data; the probability of achieving positive results across multiple concurrent registrational-stage programs in the same year is exceptionally low by any historical measure. The role of our executive team in this environment is not simply to deploy capital or manage a timeline, but to make high-stakes scientific, operational and strategic decisions under uncertainty, across multiple programs simultaneously, with outcomes that are binary and often irreversible.
It is against this backdrop that the Compensation Committee evaluates performance and makes compensation decisions. In 2025, our executive team navigated this complexity across four concurrent late-stage clinical programs and multiple earlier-stage assets. The compensation of our NEOs reflects the Compensation Committee’s assessment that those outcomes, measured against the difficulty of achieving them, the value they created for patients and stockholders and the quality of execution required to produce them, represent exceptional performance. The key achievements underlying that assessment are described below.
Clinical Milestones
•Delivered strong clinical execution with positive data readouts across the following studies:
◦The Phase 3 Essential3 program, consisting of two pivotal Phase 3 studies evaluating ulixacaltamide in ET, which delivered unequivocally positive, statistically robust results, representing the first meaningful therapeutic advance for patients with ET in 40 years. All other companies in this space have failed in the last several decades;
◦The registrational cohort of the Phase 2 EMBOLD study evaluating relutrigine in pediatric patients with SCN2A and SCN8A DEEs, after receiving a recommendation from the Data Monitoring Committee to stop the study early for efficacy. This outcome is rare in any therapeutic area and particularly uncommon in rare pediatric neurological diseases, where patient populations are small, heterogeneous and historically difficult to study; and
◦The Phase 2 RADIANT study evaluating vormatrigine in patients with focal onset seizures or generalized epilepsy, which provided both proof of concept in a broad epilepsy population and real-world data to inform the execution of the other clinical trials for vormatrigine.

•Advanced enrollment across multiple ongoing clinical trials to support continued pipeline progression including:
◦POWER1, a Phase 2/3 parallel-arm study evaluating vormatrigine in patients with focal onset seizures;
◦POWER2, a Phase 3 multi-arm study evaluating vormatrigine in patients with focal onset seizures;
◦EMERALD, a Phase 3 study evaluating relutrigine in patients with broad DEEs regardless of etiology;
◦EMBRAVE Part A, a study evaluating elsunersen versus sham procedure in early onset SCN2A DEE; and
◦EMBRAVE3, a Phase 3 registrational study evaluating elsunersen in early onset SCN2A DEE.
•Significantly advanced undisclosed pre-clinical programs.
Regulatory Milestones
•Received breakthrough therapy designation from the U.S. Food and Drug Administration (“FDA”) for ulixacaltamide for the treatment of patients with ET and relutrigine for the treatment of seizures associated with SCN2A and SCN8A DEEs.
•Maintained active engagement with the FDA to align on advancement of our late-stage programs including:
◦Completed successful pre-New Drug Application (“NDA”) meeting regarding the content of the NDA for ulixacaltamide in ET, leading to the submission of an NDA in early 2026;
◦Held a productive discussion supporting our plans to file an NDA for relutrigine based on the EMBOLD study results, leading to the submission of an NDA in early 2026; and
◦Gained alignment on a simplified and accelerated registrational pathway for elsunersen in early onset SCN2A DEE, allowing us to immediately convert the EMBRAVE3 study to a single-arm baseline-controlled study, which we anticipate may accelerate the regulatory timeline and reduce execution risk for the program.
Corporate Milestones
•Completed a follow-on public offering with aggregate net proceeds of $567.1 million in October 2025.
•Continued to grow our headcount and retain our current employees to support our clinical programs and prepare for potential commercialization.
•Started 2025 with a closing stock price of $76.96 on December 31, 2024 and ended 2025 with a closing stock price of $294.74 on December 31, 2025, a 283% one-year return for our stockholders. The following graph illustrates our total shareholder return (“TSR”) over the one-year period ended December 31, 2025 compared to the Nasdaq Composite and the Nasdaq Biotechnology Index, each of which assumes an initial investment of $100.

Comparison of Cumulative Total Return
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Praxis Precision Medicines, Inc.
Nasdaq Composite - Total Return
Nasdaq Biotechnology - Total Return

2025 Compensation Highlights
Our executive compensation program is built on a strong pay-for-performance philosophy, in which the financial interests of our executive officers align with those of our stockholders and our overall corporate goals. Our executive compensation program is designed to reinforce this alignment by linking a significant portion of compensation to long-term, performance-based outcomes. In 2025, total compensation paid to each of our NEOs reflects a competitive mix of cash and equity compensation, with a significant portion of target total annual compensation being “at risk” based on overall company performance. We consider compensation to be “at risk” if it is based on performance or tied to our stock price, which for 2025, consisted of our annual cash incentives and long-term equity awards. For 2025, approximately 91% of our Chief Executive Officer’s and 81% of the average of our other NEOs’ target total annual compensation was “at risk.”
Historically, we have provided long-term incentive awards to our executive officers in the form of stock options and time-based restricted stock units (“RSUs”). In December 2025, in light of our significant pipeline progress and our transition to a larger-capitalization peer group following stock price appreciation in excess of 200% (as described in more detail below), the Compensation Committee, with the assistance of Frederic W. Cook & Co., Inc. (“FW Cook”) undertook a comprehensive review of the Company’s long-term incentive program design. Following this review, the Compensation Committee approved a meaningful evolution of the annual equity award program for 2026, introducing performance-based restricted stock units (“PSUs”) as a third equity vehicle, along with our existing stock options and time-based RSUs. As part of annual grants in January 2026, our NEOs received PSUs tied to milestone attainments related to clinical and regulatory progress in our portfolio as well as revenue achievements. The Compensation Committee believes this mix of equity awards reflects the Company’s current stage of development, balancing the need for meaningful performance accountability through PSUs, sustained long-term stock price incentives through stock options and retention stability through RSUs.
2025 Say-on-Pay Vote and Stockholder Engagement
At our 2025 Annual Meeting of Stockholders, approximately 61% of the votes cast supported our say-on-pay proposal. However, in the prior year, our stockholders exhibited stronger support for our executive compensation proposals, with an approval rate of 71% for 2024. In an effort to understand stockholder concerns and garner stronger support for our executive compensation programs, following the annual meeting, members of management spoke with a number of our largest stockholders, with ownership reflecting more than 70% of the shares outstanding at the time, to better understand perspectives on our executive compensation program. We also considered feedback from proxy advisory firms. Stockholders expressed feedback on several aspects of our executive compensation program, including the alignment of pay and performance, the structure of our long-term incentive program (particularly the lack of performance-contingent equity) and the level and clarity of our disclosure (in particular, the limited disclosure regarding how bonuses were scored in 2024).
Members of management and the Compensation Committee carefully considered this feedback and sought an appropriate balance in our executive compensation policies and practices to best serve the long-term interests of our stockholders, while attracting and retaining the talent necessary to achieve those interests. Specifically, the Compensation Committee took a number of responsive actions, with notable modifications including: introducing PSUs as part of the 2026 long-term equity compensation for NEOs, and enhancing our executive compensation disclosure to provide greater transparency regarding performance objectives, 2025 annual cash bonuses, pay decisions and the overall design of our compensation program.

While these actions are intended to strengthen the alignment between executive compensation and Company performance and to improve transparency for our stockholders, the Compensation Committee determined to maintain the core elements of our compensation philosophy and program, which it believes appropriately support our business strategy and long-term value creation. The Compensation Committee will continue to actively engage with our stockholders and consider stockholder feedback, as well as the results of future say-on-pay votes, in making compensation decisions.
Executive Compensation Objectives and Philosophy
The key objective in our executive compensation program is to attract, motivate and reward executive officers who have the skills and experience necessary to successfully execute on our strategic plan and create long-term stockholder value. CNS drug development involves long timelines, binary clinical outcomes and regulatory decisions that can materially shift company value in either direction, often in ways that are outside of management’s direct control. In this environment, attracting and retaining executives with the scientific judgment, operational discipline and strategic acumen to navigate concurrent registrational-stage programs requires compensation structures that provide meaningful incentives through periods of uncertainty, not just at moments of success. Our program is designed to retain key leaders through the full arc of program development (including the setbacks inherent to drug development) and to support near-term operational priorities and reward outcomes that require sustained, high-quality execution.
In furtherance of these objectives, our executive compensation program is designed to:
•provide a fair, competitive and market-aligned total compensation package that reflects the scope of responsibilities and individual contributions of each executive officer;
•attract, motivate, incentivize and retain key personnel who are critical to advancing our pipeline and executing our strategy;
•emphasize performance-based compensation that is tied to the achievement of rigorous corporate goals, with a significant portion of total compensation delivered in at-risk forms;
•align compensation outcomes with the achievement of key business, clinical and strategic milestones that we believe drive long-term value creation; and
•closely align the interests of our executive officers with those of our stockholders through the use of long-term equity incentives that reward sustained stock price appreciation and value creation.
We do not target a specific percentile, but strive to position overall total compensation at competitive levels relative to our peer group and the broader market, while maintaining flexibility to differentiate compensation based on individual performance, experience, criticality of role and retention considerations.
Executive Compensation Program Governance
We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
☑	Emphasize performance-based, at risk compensation	☒	Do not provide automatic or guaranteed annual salary increases, annual bonus payments or long-term equity incentive awards
☑	Balance short-term and long-term incentive compensation	☒	Do not provide significant perquisites to our executive officers
☑	Maintain an industry-specific and size-appropriate peer group	☒	Do not permit hedging or pledging of Company common stock
☑	Use double-trigger change of control protection for our executive officers	☒	Do not grant stock options with an exercise price that is less than the fair market value of our common stock on the date of grant
☑	Maintain a rigorous clawback (recoupment) policy applicable to current and former executive officers in compliance with Nasdaq listing standards and Rule 10D-1 under the Exchange Act	☒	Do not allow for repricing our stock options without stockholder approval
☑	Maintain an independent Compensation Committee
☑	Engage an independent compensation consultant to advise our Compensation Committee

Role of the Compensation Committee and Board of Directors
The Compensation Committee of our Board of Directors, which is comprised entirely of independent directors, is responsible for discharging our Board of Directors’ responsibilities relating to compensation of our executive officers, overall compensation structure and philosophy, policies and programs, and our processes and procedures for the consideration and determination of executive compensation.
The Compensation Committee annually reviews the compensation of each of our executive officers in relation to our peer group. In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer and our Chief People Officer, current and past total compensation, competitive market data and analysis provided by FW Cook, Company performance and each executive’s impact on performance, scope of responsibility and potential, individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge.
Our Board of Directors is responsible for making final compensation decisions with respect to our Chief Executive Officer, following review and recommendation by the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee retained FW Cook as its independent compensation consultant in 2025. FW Cook was responsible for providing objective analysis, advice and recommendations on executive officer pay to the Compensation Committee. During 2025, FW Cook did not provide services to us other than the services to our Compensation Committee described herein. Our Compensation Committee performs an annual assessment of its compensation consultants’ independence to determine whether the consultants are independent. Based on its evaluation, the Compensation Committee has determined that FW Cook is independent and that its work has not raised any conflicts of interest.
Role of Management
The Compensation Committee works with our Chief Executive Officer and Chief People Officer in making compensation determinations. In consultation with FW Cook, management provides information to the Compensation Committee on corporate and individual performance, market compensation data and management’s perspective on compensation matters, including preliminary recommendations with respect to all executive officers other than the Chief Executive Officer. The Compensation Committee reviews management’s recommendations and makes final compensation decisions.
Our Chief Executive Officer and Chief People Officer attend Compensation Committee meetings at the invitation of the Compensation Committee; however, they are not present for executive sessions or for any discussion of their own compensation.
Compensation Peer Group
In making decisions regarding 2025 compensation, our Compensation Committee, using analyses conducted by FW Cook, evaluated a peer group of companies based on the following criteria:
•Company Type: Publicly-traded, standalone companies;
•Industry and Stage: Pre-commercial drug development companies, with a preference for companies focused in central nervous system disorders; and
•Market Capitalization: Range of ~$500 million and $3 billion.
Based on these criteria, our peer group for 2025 executive compensation determinations consisted of the following companies:

Alector, Inc.	Keros Therapeutics, Inc.	Stoke Therapeutics, Inc.
Allogene Therapeutics, Inc.	Nuvalent, Inc.	Ultragenyx Pharmaceutical Inc.
Arvinas, Inc.	REGENXBIO Inc.	uniQure N.V.
Avidity Biosciences, Inc.	Recursion Pharmaceuticals, Inc.	Voyager Therapeutics, Inc.
Beam Therapeutics Inc.	Rocket Pharmaceuticals, Inc.	Wave Life Sciences Ltd.
Denali Therapeutics Inc.	Scholar Rock Holding Corporation	Xenon Pharmaceuticals Inc.
Dyne Therapeutics, Inc.
However, during the course of 2025, the Company experienced a substantial increase in its market capitalization, growing from approximately $1.49 billion at December 31, 2024 to approximately $7.43 billion at December 31, 2025 – a nearly 5x increase over the course of the year. This growth significantly outpaced the peer group established for fiscal year 2025, and as a result, by the end of 2025, the peer group no longer reflected companies of comparable size, scale or complexity.
For purposes of compensation for fiscal year 2026, the Compensation Committee, in consultation with FW Cook, reexamined our peer group and referred to the same criteria listed above, but adjusted the market capitalization range to between ~$3 billion and $16 billion to reflect the Company’s current scale and to provide a more appropriate competitive reference point going forward. Based on these criteria, our peer group for 2026 executive compensation determinations consisted of the following companies:

ACADIA Pharmaceuticals Inc.	Corcept Therapeutics, Incorporated	Neurocrine Biosciences, Inc.
Alkermes plc	Cytokinetics, Incorporated	Nuvalent, Inc.
Apellis Pharmaceuticals, Inc.	Denali Therapeutics Inc.	PTC Therapeutics, Inc.
Arrowhead Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.	Ultragenyx Pharmaceutical Inc.
Avidity Biosciences, Inc.	Immunovant, Inc.	Viking Therapeutics, Inc.
Axsome Therapeutics, Inc.	Ionis Pharmaceuticals, Inc.	Xenon Pharmaceuticals Inc.
Biohaven Ltd.	Jazz Pharmaceuticals plc
BridgeBio Pharma, Inc.	Madrigal Pharmaceuticals, Inc.
Elements of 2025 Compensation
The primary elements of our NEOs’ compensation in 2025 and the main objectives of each are:
•Base Salary: Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income;
•Annual Performance-Based Incentive Compensation: Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives;
•Equity-Based Long-Term Incentive Compensation: Equity compensation, provided in the form of stock options and RSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance and helps retain executive talent.
In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change of control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change of control. Each of these elements of compensation for 2025 is described further below.
Base Salaries
The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary provides a stable, fixed component of compensation that enables us to attract and retain talented executives over time. When setting base salaries for our NEOs, our Compensation Committee, and with respect to our Chief Executive Officer, the Board, review a range of factors, including each executive’s qualifications, experience, scope of responsibilities, performance, and competitive market compensation data for similar positions within our industry.
For 2025, the Compensation Committee and the Board (with respect to the Chief Executive Officer) approved uniform 3% base salary increases for our NEOs, intending to maintain the competitive position of their base salaries within the industry, recognizing that the average industry increase was projected to be higher than 3%. The increases were to ensure that the base salaries of our executive officers remained close to the median of the peer group, consistent with our philosophy of providing market-competitive compensation to attract and retain exceptional executive talent during a critical period of company growth. Following such determinations, our NEOs’ base salaries were as set forth below:

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)	Increase
Marcio Souza	640,000	659,200	3%
Timothy Kelly	511,500	526,845	3%
Alex Nemiroff	442,940	456,228	3%
Cash Incentive Compensation
In addition to base salaries, our NEOs are eligible to receive annual performance-based cash bonuses, which are designed to incentivize executives to achieve the Company’s corporate goals for the year. Each NEO’s target annual bonus is expressed as a percentage of base salary and is set at a level intended to ensure competitive total annual cash compensation. In setting target bonus percentages, the Compensation Committee reviews peer group market data and internal relativity across the executive team. In 2025, the Compensation Committee, and the Board of Directors in the case of the Chief Executive Officer, determined to hold target bonus percentages flat relative to 2024 for each NEO, reflecting each executive’s role and level of responsibility within our organization. The effect of this was that target cash compensation was generally near the median of the peer group. The NEOs’ target bonus percentages were as follows:

Named Executive Officer	Target Bonus Percentage (% of Base Salary)
Marcio Souza	75%
Timothy Kelly	40%
Alex Nemiroff	40%
Annual bonuses for all employees, including our NEOs, are determined based on the achievement of pre-established Company performance goals. The Compensation Committee believes that tying bonuses to a unified set of corporate objectives reinforces cross-functional accountability, ensures that the entire leadership team is aligned to the Company’s most important priorities, and directly links executive compensation to outcomes that create value for patients and stockholders. The Compensation Committee establishes corporate performance goals each year and the Compensation Committee evaluates performance against these goals at the close of the year, taking into account both quantitative achievements and qualitative factors, including the significance and difficulty of the outcomes achieved. Actual bonus payouts may range from 0% to a maximum determined by the Compensation Committee.
In 2025, the Board approved the Company’s corporate goals with weighted performance objectives focused on pipeline advancement, regulatory execution, quality and compliance, organizational effectiveness and other corporate developments in relation to the Company’s undisclosed pipeline. As described in further detail below, the Company’s performance during 2025 was transformational. Following the end of the year, the Compensation Committee evaluated the Company’s performance against the predetermined corporate goals and the manner in which the Company was set up to succeed during 2026. It also considered the significant increase in stock price and overall market capitalization in 2025, as well as recognizing that decisions regarding competitive compensation levels made by reference to the 2025 peer group were based on companies that had become much smaller relative to the Company. The Compensation Committee determined that the Company achieved its corporate goals at a level reflecting exceptional execution.
Key achievements supporting this determination included:
•Clinical Development Progress: Significant advancement across the Company’s late-stage pipeline, including (i) positive pivotal results from the Essential3 program for ulixacaltamide and positive results from the EMBOLD study, supporting advancement of both programs toward registration; (ii) continued progress in the ENERGY program for vormatrigine, including completion of enrollment in the POWER1 study, initiation of the POWER2 study and positive topline results from the RADIANT study; (iii) advancement of our DEE programs, including progress in the EMERALD and EMBRAVE3 registrational programs for relutrigine and elsunersen, respectively.
•Regulatory Execution: Substantial progress toward key regulatory milestones, including completion of pivotal studies, alignment with the FDA on regulatory pathways and advancement of both ulixacaltamide and relutrigine to NDA-readiness, positioning the Company to submit NDAs for both programs in early 2026.
•Financial Performance and Capital Strategy: Strengthening of the Company’s balance sheet through a follow-on public offering, supporting continued investment in the advancement of its pipeline, late-stage clinical programs and pre-commercial preparations.
•Operational / Organizational Milestones: Expansion of the Company’s organizational capabilities to support multiple concurrent registrational programs and anticipated NDA submissions, while maintaining strong compliance performance, quality systems and inspection readiness across clinical and manufacturing operations.
Based on this performance, the Compensation Committee determined that the Company achieved its 2025 corporate objectives at an exceptional level and approved a corporate performance multiplier of 300%. In making this determination, the Compensation Committee considered the Company’s achievement of a transformational, pre-commercial inflection point, characterized by the generation of multiple positive pivotal data sets, advancement of two programs to NDA-readiness and positioning for near-term regulatory submissions. The Compensation Committee also considered the significant value created for stockholders through the clinical validation of the Company’s pipeline, its advancement towards pre-commercial stage and the strengthening of the Company’s financial position. Taken together, these achievements, delivered against a compensation framework anchored to a peer group the Company had dramatically outgrown by year-end, reflect a level of execution the Compensation Committee views as extraordinary by any measure. Consistent with a pay-for-performance philosophy, the

Compensation Committee determined that this bonus multiplier was appropriate and aligned with stockholder interests, reflecting performance outcomes that substantially exceeded target expectations.
The NEOs’ 2025 performance bonuses are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “2025 Summary Compensation Table” below.
Equity-Based Long-Term Incentive Awards
We believe that equity awards provide our executives with a strong link to our long-term performance, bolster an ownership culture and help to align the interests of our executives and our stockholders. Equity awards constitute the largest component of target total annual compensation for each of our NEOs, reflecting our philosophy that a substantial majority of executive officer pay should be variable and contingent on the long-term creation of stockholder value. Our long-term incentive program is designed to achieve three connected objectives: creating a direct link between executive compensation and long-term stock price and operational performance; reinforcing retention by requiring meaningful service commitments or performance achievement before awards vest; and cultivating an ownership culture in which our leaders are deeply aligned with the stockholders whose capital they steward.
The Compensation Committee’s practice is to grant annual equity awards to all employees, including executive officers, early in the first quarter of each fiscal year. The Compensation Committee reviews the design, size, and mix of equity awards in consultation with FW Cook, taking into account competitive market data, individual contributions and the Company’s evolving strategic priorities.
In January 2025, our NEOs were granted the following awards of stock options and RSUs:

Named Executive Officer	Number of Shares Underlying Stock Options	Number of RSUs
Marcio Souza	75,000	37,500
Timothy Kelly	25,000	12,500
Alex Nemiroff	22,500	11,250
In determining the size of the 2025 annual equity awards for the NEOs, the Compensation Committee evaluated the proposed size of each award as a percentage of the Company’s total shares outstanding — a methodology the Compensation Committee considers the most relevant measure because it is not impacted by stock price and considers the dilution to stockholders. The Compensation Committee also considered the grant date fair value of the awards as a secondary measure. The awards were allocated between the NEOs based on the relative expected contribution to 2026 and beyond, as well as market data for their specific position. The awards were viewed as a 50/50 mix of stock options and RSUs, with one RSU treated as equivalent to two stock options. Stock options were utilized to require continued price growth in order to provide the holder with value, while RSUs were utilized to ensure retention through potential future market volatility in recognition of the long clinical and commercial horizon for our pipeline.
The stock option awards vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in 36 equal monthly installments thereafter. The RSUs vest in equal annual installments over a four-year period beginning on the one-year anniversary of the grant date.
For 2026 annual equity grants, the Compensation Committee introduced PSUs tied to milestone attainments related to clinical, regulatory and revenue achievements as a third equity vehicle for executive officers. This change reflects the Compensation Committee’s commitment to strengthening the link between executive pay and Company performance.
Retirement Savings, Health and Welfare Benefits
We maintain a tax-qualified 401(k) retirement savings plan for eligible employees, including our NEOs. Eligible employees may elect to contribute a portion of their compensation, within prescribed limits, on a pre-tax basis to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions vest on a two-year cliff basis from the employee’s date of hire. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance. We believe the benefits described above are necessary and appropriate to provide a competitive compensation to all of our employees, including our NEOs.

Perquisites
All of our full-time employees, including our NEOs, receive a monthly cell phone allowance, tax gross-up payments on taxable long-term disability policies and tax gross-up payments for wellness benefits. In addition, Mr. Souza receives reimbursements for premiums he pays on a supplemental long-term disability and life insurance policy owned by him, along with related tax gross-up payments, and in 2025, he received a previously contractually defined, one-time reimbursement associated with securing an apartment in the Boston area where the Company’s headquarters is located, along with related tax gross-up payments.
Severance and Change of Control Arrangements
We are party to employment agreements with each of our NEOs, which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change of control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2025, are set forth under “Potential Payments Upon Termination or Change of Control” in the “Executive Compensation” section.
Additional Policies and Practices
Clawback Policy
Our Board has adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in accordance with the Nasdaq listing standards and Rule 10D-1 under the Exchange Act, which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any Erroneously Awarded Compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Derivatives Trading, Hedging, and Pledging Policies
Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Accounting and Tax Considerations
Accounting for Share-Based Compensation
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.
Section 409A
The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
Section 162(m)
Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change of control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change of control.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PRAXIS PRECISION MEDICINES, INC.

William Young, Chair
Stuart Arbuckle
Dean Mitchell
Gregory Norden

EXECUTIVE COMPENSATION
2025 Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers for services rendered to us in all capacities during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Marcio Souza President and Chief Executive Officer	2025	659,200	2,368,125	3,691,125	1,483,200	506,998	8,708,648
	2024	640,000	—	11,791,710	960,000	35,958	13,427,668
	2023	625,000	—	941,364	515,625	38,523	2,120,512
Timothy Kelly Chief Financial Officer	2025	526,845	789,375	1,230,375	632,215	22,384	3,201,194
	2024	511,500	444,132	2,657,652	409,200	22,377	4,044,861
	2023	465,000	—	332,217	204,600	21,983	1,023,800
Alex Nemiroff General Counsel	2025	456,228	710,438	1,107,338	547,474	22,305	2,843,783
	2024	442,940	444,132	2,657,652	354,352	19,008	3,918,084
	2023	400,000	—	265,767	176,000	1,338	843,105
_________________________
(1)The amounts reported represent the aggregate grant date fair value of the stock options and restricted stock units awarded to the named executive officers during the year indicated, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options, vesting or settlement of RSUs or any sale of the underlying shares of common stock.
(2)The amounts reported represent actual bonuses earned for performance during the applicable year by our named executive officers based upon the achievement of our corporate objectives for such year, as described in the Compensation Discussion and Analysis above under “—Elements of 2025 Compensation—Cash Incentive Compensation.”
(3)Amounts reported for 2025 include cell phone allowances, tax gross-up payments on taxable long-term disability policies and tax gross-up payments for wellness benefits, as well as discretionary matching company contributions under our 401(k) plan ($21,000 for each NEO). For Mr. Souza, the amounts reported also include (i) reimbursement for premiums on a supplemental long-term disability and life insurance policy owned by him and related tax gross-up payments; and (ii) a previously contractually defined, one-time reimbursement associated with securing an apartment in the Boston area where the Company’s headquarters is located ($260,000) along with related tax gross-up payments ($210,790).

Grants of Plan-Based Awards in Fiscal 2025
The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2025 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Marcio Souza	—	494,400	—	—	—	—
	01/10/2025	—	37,500	—	—	2,368,125
	01/10/2025	—	—	75,000	63.15	3,691,125
Timothy Kelly	—	210,738	—	—	—	—
	01/10/2025	—	12,500	—	—	789,375
	01/10/2025	—	—	25,000	63.15	1,230,375
Alex Nemiroff	—	182,491	—	—	—	—
	01/10/2025	—	11,250	—	—	710,438
	01/10/2025	—	—	22,500	63.15	1,107,338
_________________________
(1)The amounts represent the target bonus opportunity payable to each NEO under our 2025 annual bonus program as described under “— Elements of 2025 Compensation — Cash Incentive Compensation” above. The actual amounts paid to each named executive officer for 2025 are provided in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” As there are no threshold amounts or no maximum limit with respect to these bonus payments, the columns “Threshold ($)” and “Maximum ($)” are inapplicable and therefore have been omitted from this table.
(2)The RSUs vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date.
(3)The options vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in 36 equal monthly installments thereafter.
(4)The exercise price of these stock options is equal to the closing price of our common stock as reported on the Nasdaq Global Select Market on the grant date.
(5)Amounts represent the grant date fair value of the named executive officer’s stock options and RSUs, calculated in accordance with the provisions of FASB ASC Topic 718. The grant date fair value of our RSUs is based on the closing market price of the Company’s common stock on the date of grant. The grant date fair value of our stock options is calculated using a Black-Scholes valuation model. The assumptions that we used to calculate these amounts are discussed in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the NEO upon the exercise of the stock options, vesting or settlement of RSUs or any sale of the underlying shares of common stock.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025. Each of the awards set forth in the table below was granted under our 2017 Stock Incentive Plan or our 2020 Stock Option and Incentive Plan.

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market Value of shares of units of stock that have not vested ($)(3)
Marcio Souza	04/20/2020	63,689	—	83.85	06/04/2030	—	—
	09/08/2020	68,535	—	133.65	09/13/2030	—	—
	02/12/2021	12,319	—	787.95	02/12/2031	—	—
	01/07/2022	16,907	358	271.65	01/07/2032	1,233	363,414
	06/22/2022	5,812	854	31.80	06/22/2032	—	—
	01/12/2023	14,265(4)	—	44.40	01/12/2033	—	—
	01/12/2023	20,653	7,680	44.40	01/12/2033	—	—
	01/12/2024	73,958(5)	26,042	43.37	01/12/2034	—	—
	01/12/2024	92,499(6)	92,501	56.94	07/29/2034	—	—
	01/10/2025	—	75,000	63.15	01/10/2035	37,500	11,052,750
Timothy Kelly	05/25/2021	13,332	—	296.10	05/25/2031	—	—
	01/07/2022	5,483	116	271.65	01/07/2032	400	117,896
	06/22/2022	3,793	540	31.80	06/22/2032	—	—
	01/12/2023	2,830(7)	—	44.40	01/12/2033	—	—
	01/12/2023	7,284	2,715	44.40	01/12/2033	—	—
	01/12/2024	22,187(5)	7,813	43.37	01/12/2034	—	—
	01/12/2024	18,199(6)	18,201	56.94	07/29/2034	5,850	1,724,229
	01/10/2025	—	25,000	63.15	01/10/2035	12,500	3,684,250
Alex Nemiroff	02/12/2021	2,892	—	787.95	02/12/2031	—	—
	01/07/2022	4,112	87	271.65	01/07/2032	300	88,422
	06/22/2022	3,794	539	31.80	06/22/2032	—	—
	01/12/2023	5,818	2,181	44.40	01/12/2033	—	—
	01/12/2024	22,187(5)	7,813	43.37	01/12/2034	—	—
	01/12/2024	18,199(6)	18,201	56.94	07/29/2034	5,850	1,724,229
	01/10/2025	—	22,500	63.15	01/10/2035	11,250	3,315,825
_________________________
(1)Unless otherwise noted, the stock options vest over four years, with 25% of the total shares vesting on the first anniversary of the vesting commencement date and the remainder vesting in 36 approximately equal monthly installments.
(2)Represents restricted stock units that vest in equal annual installments on each of the first four anniversaries of the vesting commencement date.
(3)Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on December 31, 2025 (the last trading day of 2025), which was $294.74.
(4)The stock option was granted in lieu of all of Mr. Souza’s cash bonus for the fiscal year ended December 31, 2022, and was vested in full on the vesting commencement date.

(5)The stock option vested as to 50% of the total shares on the vesting commencement date and the remaining 50% vests over a four-year period, with 25% of such shares vesting on the first anniversary of the vesting commencement date and the remaining shares vesting in 36 equal monthly installments thereafter.
(6)The stock option vested as to 7/48ths of the total shares on July 29, 2024, and the remaining shares vest in substantially equal monthly installments over the following 41 months.
(7)The stock option was granted in lieu of a portion of Mr. Kelly’s cash bonus for the fiscal year ended December 31, 2022, and was vested in full on the vesting commencement date.
Option Exercises and Stock Vested in Fiscal 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Marcio Souza	—	—	2,114	170,812
Timothy Kelly	—	—	2,350	154,151
Alex Nemiroff	25,130	2,998,719	2,456	163,991
______________________
(1)     The value realized upon the exercise of stock options is calculated by (a) subtracting the stock option exercise price from the market price on the date of exercise to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying the stock options exercised. Value realized on exercise of stock option awards does not represent proceeds from any sale of any common stock acquired upon exercise.
(2)     The value realized upon vesting of restricted stock units is calculated by multiplying (i) the number of restricted stock units vested by (ii) the closing market price of our common stock on the vesting date. The value does not necessarily reflect the actual proceeds received.
Policies and Practices Relating to the Timing of Equity Awards
Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee uses its business judgment to determine the size of our equity awards and would consider any material nonpublic information that is known to the Compensation Committee before granting an award. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted awards on a predetermined annual schedule.
Employment Arrangements with our Named Executive Officers
We have employment agreements (including amendments thereto) with Mr. Souza, Mr. Kelly and Mr. Nemiroff, which we refer to as the Employment Agreements. The Employment Agreements provide for specified payments and benefits in connection with a termination of employment in certain circumstances. The material terms of the Employment Agreements with Mr. Souza, Mr. Kelly and Mr. Nemiroff are summarized below.
Marcio Souza. Under the Employment Agreement with Mr. Souza, Mr. Souza has continued to serve as our President and Chief Executive Officer on an at-will basis. Effective January 1, 2026, Mr. Souza’s annual base salary was increased to $935,000, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 80% of his base salary. Mr. Souza is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Timothy Kelly. Under the Employment Agreement with Mr. Kelly, Mr. Kelly has continued to serve as our Chief Financial Officer on an at-will basis. Effective January 1, 2026, Mr. Kelly’s annual base salary was increased to $600,000, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 50% of his base salary. Mr. Kelly is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Alex Nemiroff. Under the Employment Agreement with Mr. Nemiroff, Mr. Nemiroff has continued to serve as our General Counsel on an at-will basis. Effective January 1, 2026, Mr. Nemiroff’s annual base salary was increased to $547,000, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 45% of his base salary. Mr. Nemiroff is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Pursuant to the Employment Agreements, in the event that Mr. Souza’s, Mr. Kelly’s or Mr. Nemiroff’s employment is terminated by us without “cause” or Mr. Souza, Mr. Kelly or Mr. Nemiroff resigns for “good reason” (as defined in the Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, Mr. Souza, Mr. Kelly or Mr. Nemiroff, as applicable, will be entitled to receive (i) base salary continuation for nine months (12 months for Mr. Souza) following termination, (ii) any earned but unpaid annual bonus for the year prior to the year of termination, (iii) a prorated portion of the annual bonus for the calendar year in which the termination occurs, based on actual performance for the year and payable when bonuses for such year are paid to actively employed senior executives of the Company and (iv) subject to the executive’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the executive had such executive remained employed with us, or the COBRA payments for up to nine months (12 months for Mr. Souza) following termination.
In lieu of the payments and benefits described in the preceding sentence, in the event Mr. Souza’s, Mr. Kelly’s or Mr. Nemiroff’s employment is terminated by us without cause or Mr. Souza, Mr. Kelly or Mr. Nemiroff resigns for good reason, in either case within three months before or 18 months after a “change of control” (as defined in the Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the executive will be entitled to receive (i) a lump sum in cash equal to (x) one times (1.75 times for Mr. Souza) the sum of (A) the executive’s then-current annual base salary (or the executive’s annual base salary in effect immediately prior to the change of control, if higher) plus (B) the executive’s target annual bonus for the year of termination (or the executive’s target annual bonus in effect immediately prior to the change of control, if higher); plus (y) a prorated portion of the executive’s target annual bonus for the year of termination; (ii) any earned but unpaid annual bonus for the year prior to the year of the Executive’s qualifying termination; (iii) the COBRA payments for up to 12 months (18 months for Mr. Souza) following termination, and (iv) accelerated vesting of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by the executive, with any stock options and other stock-based awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.
Potential Payments Upon Termination or Change of Control
The amount of compensation and benefits payable to each NEO under the Employment Agreements in various termination and/or change of control situations has been estimated in the table below, which assumes that such termination and/or change of control occurred on December 31, 2025 (including for determining the value of equity vesting acceleration). For purposes of the following table, we have used $294.74 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2025, to estimate the value of our common stock upon acceleration.

Name	Benefit	Termination Without Cause or for Good Reason (no Change of Control) ($)(1)	Termination Without Cause or for Good Reason in Connection with a Change of Control ($)(2)
Marcio Souza	Cash Severance(3)	659,200	2,018,800
	Prorated Annual Bonus(4)	1,483,200	494,400
	Equity Acceleration(5)	—	59,483,758
	Continued Healthcare(6)	37,174	55,761
	Total	2,179,574	62,052,719
Timothy Kelly	Cash Severance(3)	395,134	737,583
	Prorated Annual Bonus(4)	632,215	210,738
	Equity Acceleration(5)	—	18,432,616
	Continued Healthcare(6)	27,881	37,174
	Total	1,055,230	19,418,111
Alex Nemiroff	Cash Severance(3)	342,171	638,719
	Prorated Annual Bonus(4)	547,474	182,491
	Equity Acceleration(5)	—	17,321,128
	Continued Healthcare(6)	27,881	37,174
	Total	917,526	18,179,512
_________________________
(1)Payments and benefits payable upon termination by the Company without “cause” or resignation by the NEO for “good reason,” outside of a change of control window.
(2)Payments and benefits payable upon termination by the Company without “cause” or resignation by the NEO for “good reason,” within three months before or 18 months following a “change of control.” These payments and benefits are in lieu of, not in addition to, the payments and benefits provided outside of a change of control.
(3)Outside of a change of control, represents base salary continuation for 12 months (Mr. Souza) or nine months (Mr. Kelly and Mr. Nemiroff). In connection with a change of control, represents a lump sum cash payment equal to 1.75 times (Mr. Souza) or 1.0 times (Mr. Kelly and Mr. Nemiroff) the sum of the NEO’s annual base salary, plus the NEO’s target annual bonus for 2025.

(4)Outside of a change of control, represents a pro-rated portion of the NEO’s annual bonus for fiscal year 2025 based on actual performance. In connection with a change of control, represents a pro-rated portion of the NEO’s target annual bonus for fiscal year 2025. Because the assumed termination date is December 31, 2025, the full-year amount is shown.
(5)With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $294.74, the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2025 and (ii) subtracting the exercise price for the options. With respect to the RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $294.74, the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2025.
(6)Represents the lump sum aggregate premium payments that would be required to be paid to or on behalf of the NEO to provide continued health insurance coverage (medical, dental and vision) under COBRA (based on the NEO’s health insurance coverage as of December 31, 2025) for 12 months (Mr. Souza) or 9 months (Mr. Kelly and Mr. Nemiroff) outside of a change of control and 18 months (Mr. Souza) or 12 months (Mr. Kelly and Mr. Nemiroff) in connection with a change of control.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our other employees.
The annual total compensation for 2025 for our Chief Executive Officer was $8,708,648, as reported in the Summary Compensation Table. The annual total compensation for 2025 for our median employee, identified as discussed below, was $371,291, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2025, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 23 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
We chose December 31, 2025 as the date for establishing the employee population used in identifying the median employee and used calendar year 2025 as the measurement period. We identified the median employee using the consistently applied compensation measure of cash compensation (consisting of annual base salary and actual bonuses) and the grant date fair value of equity awards for each employee employed as of December 31, 2025 (other than our Chief Executive Officer). We annualized the compensation measure for permanent employees who joined in 2025. We captured all full-time and part-time employees, consisting of approximately 145 individuals.
The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

Pay Versus Performance
In accordance with the SEC’s disclosure requirements regarding pay versus performance (“PVP”) this section presents the SEC-defined Compensation Actually Paid (“CAP”). Also required by the SEC, this section compares CAP to various measures used to gauge performance at Praxis.
Compensation decisions at Praxis are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in the overview of the executive compensation program, not in replacement.
Pay versus Performance Table - Compensation Definitions
Salary, Bonus, Non-Equity Incentive Plan Compensation, and All Other Compensation are each calculated in the same manner for purposes of both CAP and Summary Compensation Table (“SCT”) values. The primary difference between the calculation of CAP and SCT total compensation is “Stock Awards” and “Option Awards.”

	SCT Total	CAP
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year, as compared to the value of such awards as of the end of the prior year
Pay Versus Performance Table
In accordance with the SEC’s PVP rules, the following table sets forth information concerning the compensation of our NEOs for each of the fiscal years shown in the table, and our financial performance for each such fiscal year:

Year (1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income ($)(7)	Company Selected Measure (8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2025	8,708,648	55,529,782	3,022,489	16,985,222	35.71	124.75	-303	N/A
2024	13,427,668	20,637,736	3,981,473	5,322,101	9.33	93.49	-183	N/A
2023	2,120,512	1,398,586	933,453	726,983	2.70	94.03	-123	N/A
2022	6,028,078	-17,643,206	2,450,241	-1,656,422	4.33	89.90	-214	N/A
2021	10,905,820	-62,152,872	4,118,514	-6,315,773	35.81	100.02	-167	N/A
_________________________
(1)The PEO (CEO) for all reporting years is Marcio Souza. The non-PEO NEOs in the 2025, 2024 and 2023 reporting years are Timothy Kelly and Alex Nemiroff. The non-PEO NEOs in the 2022 reporting year are Timothy Kelly, Nicole Sweeny and Bernard Ravina. The non-PEO NEOs in the 2021 reporting year are Nicole Sweeny and Bernard Ravina.
(2)Amounts reflect SCT total pay for our NEOs for each corresponding year.
(3)CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP for 2025, the following amounts were deducted from and added to the total compensation number shown in the SCT:

	2025
	PEO ($)	Average Non-PEO NEOs ($)

Summary Compensation Table Total	8,708,648	3,022,489
Less Change in Pension Value Reported in Summary Compensation Table	0	0
Less values of Stock Awards and Option Awards Reported in Summary Compensation Table for the Covered Year	6,059,250	1,918,763
Plus Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of Year	28,699,590	9,088,203
Plus (Less) Change in Fair Value of Equity Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at End of Year	23,691,477	6,740,903
Plus Fair Value at Vesting Date of Equity Awards Granted and Vested During the Fiscal Year	0	0
Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Fiscal Year	489,317	52,390
Less Fair Value of Equity Awards Granted in Prior Year that were Forfeited During the Fiscal Year	0	0
Plus Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	0	0
Compensation Actually Paid	55,529,782	16,985,222
(4)The fair value of stock options reported for CAP purposes is estimated using a Black-Scholes option pricing model for the purposes of this PVP calculation in accordance with FASB ASC Topic 718 and SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions. The assumptions used in estimating fair value for awards outstanding during 2025 are as follows:

2025
Volatility	78.01% - 106.04%
Expected life (in years)	0.5 - 8.0 years
Expected dividend yield	0.00%
Risk-free rate	3.41% - 4.56%
(5)Total Shareholder Return (“TSR”) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(6)Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the Nasdaq Biotechnology (Total Return) Index (“XNBI”) for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends. The peer group index was updated from the S&P Biotechnology Select Industry Total Return Index (“SPSIBITR”) to better reflect our industry alignment. In comparison, the value of the $100 invested in the S&P Biotechnology Select Industry Total Return Index would be the following: 2025: $87.80; 2024: $64.57; 2023: $63.82; 2022: $59.22; 2021: $79.62.
(7)Values shown are in millions.
(8)The Company does not use any financial performance measures in setting or determining the compensation of its PEO or NEOs.

Narrative Disclosure to Pay Versus Performance
Relationship between Pay and TSR
The graphs below reflect the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s cumulative indexed TSR, as well as the relationship between our TSR and the TSR of our Peer Group for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025:
CEO Pay vs Performance: Total Shareholder Return (12/31/20 to 12/31/25)

$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return (TSR)
$130
$80
$30
-$20
-$70
-$120
Compensation Actually Paid ($ millions)
$100.00
$100.02
$89.90
$94.03
$93.49
$124.75
$10.9
-$62.2
$6.0
-$17.6
$2.1
$1.4
$13.4
$20.6
$8.7
$55.5
$35.81
$4.33
$2.70
$9.33
$35.71
2020
2021
2022
2023
2024
2025
PEO SCT
PEO CAP
PRAX TSR
XNBI TSR

Average Other NEO Pay vs Performance: Total Shareholder Return (12/31/20 to 12/31/25)

Total Shareholder Return (TSR)
Compensation Actually Paid ($ millions)
$140
$120
$100
$80
$60
$40
$20
$0
$20
$15
$10
$5
$0
-$5
-$10
2020
2021
2022
2023
2024
2025
$100.00
$100.02
$89.90
$94.03
$93.49
$124.75
$17.0
$4.1
$2.5
$0.9
$0.7
$4.0
$5.3
$3.0
$35.81
-$1.7
-$6.3
$35.71
$4.33
$2.70
$9.33
Avg. Non-PEO NEO SCT
Avg. Non-PEO NEO CAP
PRAX TSR
XNBI TSR

Relationship between Pay and Net Income (GAAP)
The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s GAAP Net Income for the applicable reporting year.

$500
$375
$250
$125
$0
-$125
-$250
-$375
-$500
GAAP Net Income ($ millions)
$80
$60
$40
$20
$0
-$20
-$40
-$60
-$80
Compensation Actually Paid ($ millions)
-$62.2
-$6.3
-$167.1
-$17.6
-$1.7
-$214.0
$1.4
$0.7
-$123.3
$20.6
$5.3
-$183.0
$55.5
$17.0
-$303.3
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO NEO CAP
Net Income (millions)

Pay Versus Performance Tabular List
We do not currently use any financial performance measures to link executive compensation actually paid to our performance and therefore, no tabular list is reported. The metrics that we use for incentive awards instead focus on clinical, research and development and general business-related objectives.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy
Our non-employee director compensation policy enables us to attract and retain, on a long-term basis, highly qualified non-employee directors.
Cash Compensation
Each director who is not an employee is paid cash compensation as set forth in the below table. On February 6, 2026, the Board approved an amendment to the policy to increase the compensation payable to each non-employee director as shown in the below table.

	Annual Retainer (prior to February 6, 2026)	Annual Retainer (after February 6, 2026)
Board of Directors:
Members	$40,000	$50,000
Additional retainer for non-executive chair	$35,000	$40,000
Audit Committee:
Members (other than chair)	$10,000	$12,000
Retainer for chair	$20,000	$24,000
Compensation Committee:
Members (other than chair)	$7,500	$10,000
Retainer for chair	$15,000	$20,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000	$8,000
Retainer for chair	$10,000	$16,000
Science & Technology Committee:
Members (other than chair)	$4,000	$8,000
Retainer for chair	$8,000	$16,000
Equity Compensation
Initial Awards
Prior to February 6, 2026, the non-employee director compensation policy provided that, upon initial election to our Board of Directors, each non-employee director would be granted an option to purchase a number of shares equal to 0.1% of the total number of shares of our common stock issued and outstanding on the grant date (the “Initial Grant”). The Initial Grant vested in equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. The Initial Grant was subject to full accelerated vesting upon the sale of the company.
Effective as of February 6, 2026, the non-employee director compensation policy provides that, upon initial election to our Board of Directors, each non-employee director will be granted the following one-time equity awards:
•Initial RSU Award: A number of restricted stock units equal to $220,000 divided by the fair market value of our common stock on the date of appointment (the “Start Date”); and
•Pro Rata Initial Awards: If the Start Date is other than the date of an annual meeting of stockholders (the “Annual Meeting”), (A) an option to purchase a number of shares equal to $110,000 divided by the option’s Black-Scholes value, multiplied by the “pro rata fraction” and (B) a number of restricted stock units equal to $330,000 divided by the fair market value on the Start Date, multiplied by the “pro rata fraction.” For purposes of both calculations, the “pro rata fraction” is equal to (x) if the date of the next Annual Meeting has been set at the time of the Start Date, the number of days from the Start Date to the next Annual Meeting, divided by 365; or (y) if the date of the next Annual Meeting has not been determined as of the Start Date, 365 minus the number of days from the date of the last Annual Meeting to the Start Date, divided by 365.

The initial RSU award will vest in two equal annual installments occurring on the first two anniversaries of the grant date. The pro rata option award will vest in equal monthly installments with the final installment occurring on the first anniversary of the last Annual Meeting preceding the grant date, provided that any unvested portion will vest in full on the date of the first Annual Meeting following the grant date. The pro rata RSU award will vest in full on the first anniversary of the last Annual Meeting preceding the grant date or, if earlier, on the date of the first Annual Meeting following the grant date. The initial awards are subject to full accelerated vesting upon a change of control of the company.
Annual Awards
Prior to February 6, 2026, the non-employee director compensation policy provided that each non-employee director who continued as a non-employee director following the Annual Meeting would be granted an annual option to purchase a number of shares equal to 0.05% of the total number of shares of our common stock issued and outstanding on the grant date (the “Annual Grant”). The Annual Grant vested in 12 equal monthly installments, subject to continued service as a director through the applicable vesting date. The Annual Grant was subject to full accelerated vesting upon a change of control of the company.
Effective February 6, 2026, each non-employee director who continues as a non-employee director following the Annual Meeting will be granted the following annual equity awards:
•Annual Option Award: An option to purchase a number of shares of the Company’s common stock equal to $110,000 divided by the option’s Black-Scholes value; and
•Annual RSU Award: A number of restricted stock units equal to $330,000 divided by the fair market value of our common stock on the date of the Annual Meeting.
The annual option award will vest in twelve equal monthly installments occurring on the same day of the month as the grant date, provided that any outstanding, unvested portion of an award will vest on the date of the first Annual Meeting after the grant date of such award. The annual RSU award will vest in a single installment on the first anniversary of the grant date or, if earlier, on the date of the first Annual Meeting after the grant date of such award. The annual awards are subject to full accelerated vesting upon a change of control of the company.
Expenses
We reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board of Directors and committees.
Stock Ownership Policy
In February 2026, our Board adopted a non-employee director stock ownership policy (the “Stock Ownership Policy”), which applies to our current non-employee directors. Under the Stock Ownership Policy, each non-employee director is required to maintain beneficial ownership of a number of shares of common stock with a value equal to 6x the non-employee director’s annual cash retainer (not including committee membership or chairmanship retainers). Individuals subject to the Stock Ownership Policy have five years to come into compliance with the policy. At the time of adoption of the Stock Ownership Policy, three non-employee directors were already in compliance.

2025 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2025. Other than as set forth in the table and described more fully above, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our Board of Directors for 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Jeffrey Chodakewitz, M.D.	54,000	358,721	412,721
Merit Cudkowicz, M.D.	58,000	358,721	416,721
Jill DeSimone	62,500	358,721	421,221
Dean Mitchell	86,500	358,721	445,221
Gregory Norden	67,500	358,721	426,221
William Young	60,000	358,721	418,721
_____________________
(1)The amount reported represents the aggregate grant date fair value of stock options awarded during fiscal year 2025, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of common stock.
(2)As of December 31, 2025, Dr. Chodakewitz held options to purchase 25,105 shares of our common stock, Dr. Cudkowicz held options to purchase 25,105 shares of our common stock, Ms. DeSimone held options to purchase 24,052 shares of our common stock, Mr. Mitchell held options to purchase 16,133 shares of our common stock, Mr. Norden held options to purchase 30,656 shares of our common stock and Mr. Young held options to purchase 30,832 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2025, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of $120,000 or one percent of our average total assets at fiscal year-end for the last two completed fiscal years and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Commercial Agreements with Related Parties
RogCon
In December 2018, we entered into an agreement with RogCon Inc. (“RogCon”), pursuant to which we agreed to advance RogCon a deposit of up to $1.0 million related to the cooperation and license agreement described in our 2025 Annual Report. The amounts funded to RogCon under this agreement were applied towards the purchase price of the license agreement with RogCon described below.
In September 2019, we entered into a cooperation and license agreement with RogCon, further described in our 2025 Annual Report under “Business—License Agreements.”
Alex Nemiroff, our General Counsel and Corporate Secretary, is a co-founder and Chief Executive Officer of RogCon.
Indemnification Agreements
We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board of Directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. We have a formal written policy that our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board of Directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, holders of more than 5% of any class of our voting securities, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock outstanding as of April 15, 2026 for:
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding common stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of April 15, 2026 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Each individual or entity shown on the table has furnished information with respect to beneficial ownership. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, MA 02110.
The percentage of beneficial ownership in the table below is based on 27,872,305 of common stock deemed to be outstanding as of April 15, 2026.

	COMMON STOCK BENEFICIALLY OWNED
	SHARES	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Janus Henderson Group (1)	2,763,859	9.9%
Entities affiliated with Perceptive Advisors (2)	1,995,986	7.2%
Entities affiliated with Point72 (3)	1,569,309	5.5%
Directors, Named Executive Officers and Other Executive Officers
Marcio Souza (4)	449,033	1.6%
Timothy Kelly (5)	98,413	*
Alex Nemiroff (6)	56,554.667	*
Dean Mitchell (7)	32,507	*
William Young (8)	31,583	*
Gregory Norden (9)	29,967	*
Jeffrey Chodakewitz, M.D. (10)	24,228	*
Merit Cudkowicz, M.D. (11)	24,228	*
Jill DeSimone (12)	24,141	*
Stuart Arbuckle (13)	702	*
Jeffrey Kindler (14)	702	*
All executive officers and directors as a group (12 persons) (15)	854,223.667	3.0%
* Represents beneficial ownership of less than one percent.
______________________
(1)Based solely on information contained in a Schedule 13G/A filed jointly by Janus Henderson Group PLC and Janus Henderson Biotech Innovation Master Fund Ltd (together, “Janus Henderson”) with the SEC on November 14, 2025. Janus Henderson Group PLC has shared voting power and shared dispositive power over 2,763,859 shares of common stock and Janus Henderson Biotech Innovation Master Fund Ltd has shared voting power and shared dispositive power over 1,379,790 shares of common stock. Janus Henderson Investors US LLC serves as an investment manager to Janus Henderson and may be deemed to be the beneficial owner of 2,754,540 shares. The address of the principal business office of each of such reporting persons is 201 Bishopsgate EC2M 3AE, United Kingdom.
(2)Based solely on information contained in a Schedule 13G/A filed jointly by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) with the SEC on February 17, 2026. Each of Perceptive Advisors, Mr. Edelman and the Master Fund have shared voting power and shared dispositive power over 1,995,986 shares of common stock. The Master Fund directly holds 1,995,986 shares of common stock. Perceptive Advisors serves as the investment manager to the Master Fund. Mr. Edelman is the managing member of Perceptive Advisors. The address of the principal business office for Perceptive Advisors, the Master Fund and Mr. Edelman is 51 Astor Place, 10th Floor, New York, New York 10003.
(3)Based solely on information contained in a Schedule 13G/A filed jointly by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, 72 Investment Holdings, LLC and Steven A. Cohen with the SEC on February 17, 2026. Point72 Associates, LLC beneficially owns 1,503,376 shares of common stock (including 500,000 shares of common stock issuance upon exercise of call options and 511,030 shares of common stock issuable upon exercise of warrants). Point72 Asset Management, L.P. maintains investment and voting power with respect to securities held by Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Additionally, Point72 Biotech Private Investments, LLC directly holds 65,933 shares of common stock. Differentiated Ventures Investments, LLC is the managing member of Point72 Biotech Private Investments, LLC and may be deemed to share beneficial ownership over the shares of common stock held by Point72 Biotech Private Investments, LLC. 72 Investment Holdings, LLC is the sole member of Differentiated Ventures Investments, LLC and may be deemed to share beneficial ownership of the shares of common stock of which Differentiated Ventures may be deemed the beneficial owner. Mr. Cohen controls each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC and 72 Investment Holdings, LLC. The address of the principal business office of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, 72 Investment Holdings, LLC, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902.

(4)Consists of (i) 21,125 shares of common stock held directly by Mr. Souza, (ii) 2,600 shares held indirectly by Mr. Souza’s spouse and (iii) 425,308 shares of common stock underlying options exercisable by Mr. Souza within 60 days of April 15, 2026, of which (a) 63,052 options are held directly by Mr. Souza and (b) 362,256 options are held by The Marcio Souza 2026 GRAT dated February 23, 2026 for which Mr. Souza serves as trustee. Mr. Souza has sole voting and investment power with respect to the securities held by the trust and, accordingly, may be deemed to beneficially own such securities.
(5)Consists of (i) 8,971 shares of common stock and (ii) 89,442 shares of common stock underlying options exercisable within 60 days of April 15, 2026.
(6)Consists of (i) 6,719.667 shares of common stock and (ii) 49,835 shares of common stock underlying options exercisable within 60 days of April 15, 2026, of which (a) 7,854 options are held directly by Mr. Nemiroff and (b) 41,981 options are held by The Alex Nemiroff 2026 GRAT dated February 23, 2026 for which Mr. Nemiroff serves as trustee. Mr. Nemiroff has sole voting and investment power with respect to the securities held by the trust and, accordingly, may be deemed to beneficially own such securities.
(7) Consists of (i) 17,251 shares of common stock and (ii) 15,256 shares of common stock underlying options exercisable within 60 days of April 15, 2026.
(8) Consists of (i) 1,898 shares of common stock and (ii) 29,955 shares of common stock underlying options exercisable within 60 days of April 15, 2026.
(9) Consists of (i) 188 shares of common stock and (ii) 29,779 shares of common stock underlying options exercisable within 60 days of April 15, 2026.
(10) Consists of 24,228 shares of common stock underlying options exercisable within 60 days of April 15, 2026.
(11) Consists of 24,228 shares of common stock underlying options exercisable within 60 days of April 15, 2026.
(12) Consists of (i) 966 shares of common stock and (ii) 23,175 shares of common stock underlying options exercisable within 60 days of April 15, 2026.
(13) Consists of (i) 478 shares of common stock issuable upon the vesting of restricted stock units (“RSUs”) that will vest within 60 days of April 15, 2026 and (ii) 224 shares of common stock underlying options exercisable within 60 days of April 15, 2026.
(14) Consists of (i) 478 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2026 and (ii) 224 shares of common stock underlying options exercisable within 60 days of April 15, 2026.
(15) Consists of (i) 66,330.667 shares of common stock, (ii) 956 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2026 and (iii) 786,937 shares of common stock underlying options exercisable within 60 days of April 15, 2026.

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS
Ernst & Young LLP has served as our independent auditor since 2019. Praxis incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2025 and 2024.

	For the Year Ended
	2025	2024
Audit fees(1)	$1,615,400	$1,235,426
Audit-related fees(2)	—	—
Tax fees(3)	107,723	106,450
All other fees(4)	—	—
Total fees	1,723,123	1,341,876
______________________
(1) Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the audit of our internal controls over financing reporting, the review of the interim consolidated financial statements included in quarterly reports, services rendered in connection with secondary public offerings, and services that are normally provided by Ernst & Young LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.
(2) There were no audit-related fees billed in 2025 or 2024.
(3) Tax fees consist of fees for professional services rendered for tax return preparation and tax advisory services.
(4) There were no other fees billed in 2025 or 2024.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be performed by our independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. Ernst & Young LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Praxis’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Praxis’ independent registered public accounting firm, Ernst and Young LLP, (3) the performance of Praxis’ internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.
Management is responsible for the preparation of Praxis’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. Ernst and Young LLP is responsible for performing an audit of Praxis’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Praxis for the fiscal year ended December 31, 2025. The Audit Committee also discussed with Ernst and Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written communications and the letter from Ernst and Young LLP confirming their independence as required by the applicable requirements of the PCAOB and has discussed with Ernst and Young LLP their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Praxis be included in Praxis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PRAXIS PRECISION MEDICINES, INC.

Gregory Norden, Chair
Merit Cudkowicz, M.D.
Jill DeSimone
Jeffrey Kindler
April 30, 2026

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations and Other Proposals
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Corporate Secretary at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, which notice must be received by our Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must, among other requirements as specified in our Bylaws, include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, and any material interest in such business of such stockholder (and the beneficial owner). The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the class or series and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information as specified in our Bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
    In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
In addition to the requirements stated above, any stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 31, 2026. However, if the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2027 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.

OTHER MATTERS

Access to Reports and Other Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at http://praxismedicines.com.
        We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC. Requests for such copies should be addressed to:
Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(617) 300-8460
        You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 30, 2026. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
Important Notice Regarding Delivery of Stockholder Documents
        Stockholders of Praxis common stock who share a single address, may receive only one copy of this proxy statement, Notice of Internet Availability and our 2025 Annual Report, unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement, Notice of Internet Availability or our 2025 Annual Report, he or she may contact Praxis Precision Medicines, Inc. by telephone at (617) 300-8460 or by mail at 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Corporate Secretary.
Other Matters
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2026 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

PRAXIS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRAX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95365-P51249 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PRAXIS PRECISION MEDICINES, INC. (the "Company")

The Board of Directors recommends you vote FOR the following:

1. To elect the Class III Directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

Nominees:	For	Withhold
1a. Gregory Norden	☐	☐
1b. Marcio Souza	☐	☐
1c. William Young	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Also includes authorization to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V95366-P51249

PRAXIS PRECISION MEDICINES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2026, 9:00 AM ET

The stockholder(s) hereby appoint(s) Marcio Souza and Alex Nemiroff, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and, in the discretion of the proxies, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof, all of the shares of common stock of Praxis Precision Medicines, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on Wednesday, June 10, 2026 via a live audio webcast at www.virtualshareholdermeeting.com/PRAX2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE